As filed with the Securities and Exchange Commission on May 19, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

GENTEK INC.
(Exact name of issuer as specified in its charter)

Delaware	02-0505547
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

90 East Halsey Road
Parsipanny, NJ 07054
(Address of principal executive offices)

Amended and Restated 2003 Management and Directors Incentive Plan
(Full title of the plan)

James Imbriaco, Esq.
Vice President, General Counsel and Secretary
GenTek Inc.
90 East Halsey Road
Parsippany, NJ 07054
Tel: (973) 515-3221
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications to:
William P. O’Neill, Esq.
Latham & Watkins LLP
555 Eleventh Street N.W., Suite 1000
Washington, D.C. 20004
(202) 637-2200

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share(2)	Price (2)	Registration Fee(2)

Common Stock, no par value per share	750,000	$30.44	$22,830,000	$897.22

(1)

Represents 750,000 additional shares of Common Stock of GenTek Inc. that may be issued pursuant to the Amended and Restated 2003 Management and Directors Incentive Plan. The Registrant has previously registered an aggregate of 1,000,000 of such shares. This registration statement also registers additional securities to be offered upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the Common Stock reported on The Nasdaq Global Market on May 16, 2008.

REGISTRATION OF ADDITIONAL SECURITIES

          This registration statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 750,000 additional shares of common stock, no par value (the “Common Stock”), of GenTek Inc., a Delaware corporation (“GenTek,” “we” or “us”), authorized for issuance under GenTek’s 2003 Management and Directors Incentive Plan, as amended (the “Plan”). GenTek previously registered 1,000,000 shares of Common Stock authorized for issuance under the Plan by filing a registration statement on Form S-8 (File No. 333-120919) on December 1, 2004 with the U.S. Securities and Exchange Commission (the “Commission), the contents of which are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

          As originally adopted in 2003, the Plan reserved 1,000,000 shares of Common Stock for issuance. In May 2007, GenTek’s stockholders approved an amendment to the Plan increasing by 750,000 the number of shares of Common Stock issuable under the Plan, bringing the total number of shares of Common Stock issuable under the Plan to 1,750,000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents previously filed by GenTek with the Commission are incorporated as of their respective dates in this registration statement by reference:

1.	GenTek’s current report on Form 8-K filed with the Commission on May 19, 2008 (File No. 14789).

2.	GenTek’s current report on Form 8-K filed with the Commission on May 12, 2008 (File No. 14789).

3.	GenTek’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 9, 2008 (File. No. 14789).

4.	GenTek’s Form ARS – Annual Report to Shareholders for the year ending December 31, 2007 and filed with the Commission on April 15, 2008 (File No. 14789).

5.	GenTek’s Definitive Proxy Statement on Schedule 14A dated April 10, 2008 and filed with the Commission on April 14, 2008 (File No. 14789).

6.	GenTek’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 18, 2008 (File No. 001-14789).

7.	GenTek’s current report on Form 8-K, filed with the Commission on February 29, 2008 (File No. 001-14789).

8.	The description of GenTek’s Common Stock, no par value per share, which is contained in its registration statement on Form 8-A filed with the Commission on November 12, 2003 (File No. 000-29163).

          All documents subsequently filed by GenTek pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby deemed to be incorporated by reference in this registration statement and are to be part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

          James Imbriaco, Vice President, General Counsel and Secretary of GenTek, has rendered the opinion filed herewith as to the legality of the Common Stock being registered pursuant to this registration statement. Mr. Imbriaco is paid a salary and a bonus by GenTek, is eligible to participate in the Plan and participates in certain other of GenTek’s employee benefit plans. Mr. Imbriaco has received grants of restricted stock and options under the Plan which are subject to vesting requirements in accordance with the terms of the Plan.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement.

Exhibit
Number	Exhibit

4.1

Tranche B Warrant Agreement, dated as of November 10, 2003 (incorporated by reference to GenTek’s Form 8-A to amend its Form 10, as filed with the Commission on November 12, 2003) (File No. 000-29163).

4.2

Tranche C Warrant Agreement, dated as of November 10, 2003 (incorporated by reference to GenTek’s Form 8-A to amend its Form 10, as filed with the Commission on November 12, 2003) (File No. 000-29163).

5.1	Opinion of James Imbriaco, Vice President, General Counsel and Secretary of GenTek.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of James Imbriaco, Vice President, General Counsel and Secretary of GenTek (included within Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

99.1

Amended and Restated 2003 Management and Directors Incentive Plan (incorporated by reference to Annex A of the GenTek’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 25, 2007 (File No. 001-14789)).

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, GenTek certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey, on this 19th day of May 2008.

GENTEK INC.

By:	/s/ JAMES IMBRIACO
Name: James Imbriaco
Title: Vice President, General Counsel and Secretary

Power of Attorney

          Each person whose signature appears below authorizes James Imbriaco and Thomas B. Testa as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-8 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ WILLIAM E. REDMOND, JR.	President, Chief Executive Officer and
William E. Redmond, Jr.	Director (Principal Executive Officer)	May 19, 2008

Vice President and Chief Financial Officer
/s/ THOMAS B. TESTA	(Principal Financial and Accounting	May 19, 2008
Thomas B. Testa	Officer)

/s/ JOHN G. JOHNSON, JR.
John G. Johnson, Jr.	Chairman of the Board of Directors	May 19, 2008

/s/ HENRY L. DRUKER
Henry L. Druker	Director	May 19, 2008

/s/ KATHLEEN R. FLAHERTY
Kathleen R. Flaherty	Director	May 19, 2008

/s/ JOHN F. MCGOVERN
John F. McGovern	Director	May 19, 2008

/s/ RICHARD A. RUBIN
Richard A. Rubin	Director	May 19, 2008

GENTEK INC.
INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1

Tranche B Warrant Agreement, dated as of November 10, 2003 (incorporated by reference to GenTek’s Form 8-A to amend its Form 10, as filed with the Commission on November 12, 2003) (File No. 000-29163).

4.2

Tranche C Warrant Agreement, dated as of November 10, 2003 (incorporated by reference to GenTek’s Form 8-A to amend its Form 10, as filed with the Commission on November 12, 2003) (File No. 000-29163).

5.1	Opinion of James Imbriaco, Vice President, General Counsel and Secretary of GenTek.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of James Imbriaco, Vice President, General Counsel and Secretary of GenTek (included within Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

99.1

Amended and Restated 2003 Management and Directors Incentive Plan (incorporated by reference to Annex A of the GenTek’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 25, 2007 (File No. 001-14789)).